POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, Maureen E. Kane, Sarah S. Kelleher and Jeff S. Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective January 26, 2016, this document hereby revokes in its entirety the Power of Attorney executed February 18, 2015 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Bradley J. Skapyak Bradley J. Skapyak President (Principal Executive Officer)	February 29, 2016
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	February 29, 2016
/s/ Joseph S. DiMartino . Joseph S. DiMartino Chairman of the Board	February 29, 2016
/s/ Hodding Carter III . Hodding Carter III Board Member	February 29, 2016
/s/ Gordon J. Davis . Gordon J. Davis Board Member	February 29, 2016
/s/ Joni Evans . Joni Evans Board Member	February 29, 2016
/s/ Ehud Houminer . Ehud Houminer Board Member	February 29, 2016
/s/ Hans C. Mautner . Hans C. Mautner Board Member	February 29, 2016
/s/ Robin A. Melvin . Robin A. Melvin Board Member	February 29, 2016
/s/ Burton N. Wallack . Burton N. Wallack Board Member	February 29, 2016
/s/ Benaree P. Wiley . Benaree P. Wiley Board Member	February 29, 2016

STATE OF NEW YORK                   )

                                                            )           ss

COUNTY OF NEW YORK              )

On February 29, 2016 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

ATTACHMENT A

BNY Mellon Absolute Insight Funds, Inc.-	Dreyfus Strategic Municipal Bond Fund, Inc. (“DSMBF”)
-BNY Mellon Absolute Insight Multi-Strategy Fund	Dreyfus Strategic Municipals, Inc.
Dreyfus Bond Funds, Inc.:	General New Jersey Municipal Money Market Fund
-Dreyfus Municipal Bond Fund	Strategic Funds, Inc.
Dreyfus Intermediate Municipal Bond Fund, Inc.	-Dreyfus Active Midcap Fund
Dreyfus Municipal Funds, Inc.	-Global Stock Fund
-Dreyfus AMT-Free Municipal Bond Fund	-International Stock Fund
-Dreyfus High Yield Municipal Bond Fund	-Dreyfus U.S. Equity Fund
Dreyfus New York Tax Exempt Bond Fund, Inc.	-Dreyfus Select Managers Small Cap Value Fund
Dreyfus Premier GNMA Fund, Inc.	-Dreyfus Select Managers Small Cap Growth Fund
-Dreyfus GNMA Fund	-Dreyfus Conservative Allocation Fund
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.	-Dreyfus Growth Allocation Fund
-Dreyfus California AMT-Free Municipal Bond Fund	-Dreyfus Moderate Allocation Fund
Dreyfus Stock Funds	-Dreyfus MLP Fund
-Dreyfus International Equity Fund

-Dreyfus International Small Cap Fund

-Dreyfus Small Cap Equity Fund